Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated September 1, 2010, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report on form 10-K of Oclaro, Inc. for the year ended July 3, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oclaro, Inc. on Forms S-8 (File No. 333-158973, effective May 5, 2009, 333-149072, effective February 5, 2008, 333-129825, effective November 18, 2005, 333-13388, effective September 15, 2004, 333-119011, effective September 15, 2004, and 333-113341, effective September 15, 2004), and Forms S-3 (File No. 333-145665, effective October 19, 2007, 333-142270, effective May 9, 2007, 333-137719, effective October 23, 2006, 333-133460, effective April 21, 2006, 333-132069, effective March 16, 2006, 333-128944, effective October 11, 2005, 333-127546, effective October 11, 2005, and 333-122630, effective February 8, 2005).
/s/ GRANT THORNTON LLP
San Francisco, California
September 1, 2010